Exhibit 10.12

Execution Copy

SUBORDINATED DEBT FINANCING AGREEMENT

dated as of July 28, 2006

by and between

PANDA HEREFORD ETHANOL, L.P.

as the Borrower,

and

*****, as the Subordinated Lender

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY PANDA ETHANOL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

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SCHEDULE X	Definitions and Rules of Construction
SCHEDULE 2.8(a)	Target Amortization Amount
SCHEDULE 3.1(h)	Required Approvals
SCHEDULE 4.1(g)	Project Documents
SCHEDULE 5.1(n)	Required Insurance

EXHIBIT 2.4(a)	Form of Subordinated Note

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SUBORDINATED DEBT FINANCING AGREEMENT

This SUBORDINATED DEBT FINANCING AGREEMENT, dated as of July 28, 2006 (as amended, modified or supplemented, this “Agreement”), is by and between PANDA HEREFORD ETHANOL, L.P., a Delaware limited partnership (the “Borrower”), and *****, a limited liability company organized and existing under the laws of the State of Delaware (the “Subordinated Lender”).

RECITALS:

WHEREAS, the Borrower was formed to develop, own and operate a biomass-fueled 105 million gallon-per-year denatured ethanol production facility to be located in Hereford, Texas (the “Project”);

WHEREAS, the Borrower has entered into that certain Financing Agreement, dated as of the date hereof (the “Senior Debt Financing Agreement”), among the Borrower, the Lenders named from time to time on the signature pages therein, Societe Generale, as Administrative Agent, Disbursement Agent, LC Fronting Bank and Collateral Agent, and SG Americas Securities, LLC, as Lead Arranger, pursuant to which the Lenders have agreed to made certain Loans to, and issue a Letter of Credit on behalf of, the Borrower;

WHEREAS, the Borrower desires that the Subordinated Lender make available to the Borrower a Subordinated Loan (as defined below) to finance a portion of the cost of ownership, development, engineering, construction, testing and operation of the Project;

WHEREAS, the Subordinated Loan will be secured by, among other collateral, a First-Priority Lien on the Subordinated Debt Reserve Account (as defined below) and a security interest in certain Shared Collateral (as defined below); and

WHEREAS, the Subordinated Lender is willing to make such Subordinated Loan available to the Borrower, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement have the meanings given to those terms in Schedule X hereto, and the rules of construction set forth in Schedule X govern this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY PANDA ETHANOL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

ARTICLE II

THE SUBORDINATED LOAN FACILITY

Section 2.1 Subordinated Loan. On the Closing Date, on the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein, the Subordinated Lender agrees to extend to the Borrower a term loan in the amount of $30,000,000 (the “Subordinated Loan”); provided, that the price of the Subordinated Loan payable by the Subordinated Lender shall be $29,100,000 (the “Purchase Price”).

Section 2.2 Funding of the Subordinated Loan. (a) On the Closing Date, the Subordinated Lender will make the Subordinated Loan to the Borrower in the amount of the Purchase Price. After payment of all fees, expenses and other amounts required by the Subordinated Debt Financing Documents to be paid by Borrower on such Closing Date, the remaining aggregate net proceeds of such Subordinated Loan shall be deposited into the Sub-Debt Construction Account, shall be applied solely in accordance with this Agreement and the Disbursement Agreement and shall be used solely for payments made pursuant to Section 2.6 hereof.

(b) The Subordinated Loan will mature on the Subordinated Loan Maturity Date, unless payment thereof is due prior to such date by acceleration, mandatory prepayment or otherwise. No portion of the Subordinated Loan, once repaid, may be reborrowed.

Section 2.3 Interest.

(a) Interest Rate. The Subordinated Loan will bear interest on the unpaid principal amount thereof from the Closing Date up to but excluding the date of repayment (whether at stated maturity, by acceleration, because of mandatory prepayment or otherwise) at a rate per annum equal to twelve percent (12%) on the basis of a year of 360 days for the actual number of days elapsed.

(b) Interest Period. The initial Interest Period for the Subordinated Loan will commence on the Closing Date and end on the next Interest Payment Date, Each Interest Period occurring thereafter will commence on the day after the date on which the immediately preceding Interest Period expires and will end on the next Interest Payment Date.

(c) Interest Payment Dates.

(i) During the period commencing on the Closing Date and ending on the First Repayment Date (such period, the “Accrual Period”), interest on the Subordinated Loan shall accrue during each Interest Period. On each Interest Payment Date during the Accrual Period, all accrued and unpaid interest on the Subordinated Loan shall be capitalized and an amount equal to such accrued and unpaid interest shall be added to the principal amount of the Subordinated Loan.

(ii) After the First Repayment Date, all interest (including any Default Interest, but excluding interest capitalized pursuant to Section 2.3(c)(i)) due on the Subordinated Loan will be payable in arrears on each subsequent Interest Payment Date and on the date on which the Subordinated Loan is repaid, whether by mandatory prepayment or on the scheduled maturity date.

(d) Default Interest. Upon the occurrence and during the continuation of an Event of Default, the Subordinated Loan and all other amounts owing by the Borrower or any other Person hereunder or under any other Subordinated Debt Financing Document will bear interest at a rate per annum equal to fifteen percent (15%) (the “Default Rate”) on the basis of a year of 360 days for the actual number of days elapsed.

(e) Interest Limitation. Notwithstanding any other provision of the Subordinated Debt Financing Documents, if the rate of interest on any obligation of the Borrower or any other Person hereunder or under any Subordinated Debt Financing Document at any time exceeds the highest rate permitted by applicable Law, the rate of interest on such obligation will be deemed to be the highest rate permitted by applicable Law.

Section 2.4 Subordinated Note.

(a) On the Closing Date, the Borrower will execute and deliver to the Subordinated Lender a Subordinated Note substantially in the form of Exhibit 2.4(a). The Subordinated Note will be dated the Closing Date, will be in the principal amount of the Subordinated Loan and will evidence the Subordinated Loan made by the Subordinated Lender.

(b) The Subordinated Lender is hereby authorized, at its option, with respect to the Subordinated Note, either (i) to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of the Subordinated Loan, the amount of any capitalized interest that is added to the principal amount of the Subordinated Loan, in accordance with Section 2.3(c)(i), and the date and amount of each principal payment in respect thereof, or (ii) to record the Subordinated Loan, such amounts added to the principal amount of the Subordinated Loan, and such payments on its books and records. Such schedules or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein, absent manifest error, but in no event shall any failure of the Subordinated Lender to endorse or record pursuant to clause (i) or (ii) be deemed to relieve the Borrower of any of its obligations.

Section 2.5 Fees.

(a) Arrangement Fee. On the Closing Date, the Borrower shall pay to the Subordinated Lender a fee equal to seven hundred fifty thousand Dollars ($750,000).

(b) Royalty. Only to the extent that there is Distributable Cash Flow available on the Interest Payment Date on which such payment is due, the Borrower agrees to pay to the Subordinated Lender a royalty payment equal to eight and one-half percent (8.5%)

of the Royalty Cash Flow. Such royalty payment shall be payable on each Interest Payment Date beginning with the First Repayment Date, for a period equal to the longer of (i) a four-year term commencing on the date on which Completion has occurred, and (ii) a period commencing on the Closing Date and ending on the date on which the principal amount of the Subordinated Loan has been paid in full. If on any one Interest Payment Date there is insufficient Distributable Cash Flow to pay such royalty payment, the unpaid amount shall not accrue interest and shall be due and payable on the next Interest Payment Date(s) on which Distributable Cash Flow is available.

(c) Other Fees. The Borrower agrees to pay to the Subordinated Lender additional fees in the amounts and at the times from time to time agreed to by the Borrower and the Subordinated Lender; provided, that such fees shall only be payable by the Borrower to the extent there is Distributable Cash Flow available on the date on which such payment is due. If on any such date there is insufficient Distributable Cash Flow to pay such fees, the unpaid amount shall not accrue interest and shall be due and payable on the next payment date(s) on which Distributable Cash Flow is available.

(d) Payment of Fees. All fees shall be paid on the dates due, in immediately available funds. Once paid, none of the fees shall be refundable under any circumstances.

(e) Security. The Subordinated Loan and all other amounts payable by the Borrower or any Person under this Agreement and the other Subordinated Debt Financing Documents are secured by the Collateral and are entitled to the benefits of the Security Documents.

Section 2.6 Use of Proceeds. Proceeds of the Subordinated Loan may be used only to pay (a) Qualified Project Construction Expenses and (b) interest, fees and other expenses payable pursuant to Section 2.5 and Section 7.11.

Section 2.7 Repayment. The Borrower shall repay the Subordinated Loan, plus any accrued and unpaid interest, on the Subordinated Debt Maturity Date.

Section 2.8 Mandatory Prepayments. (a) On each Interest Payment Date beginning with the First Repayment Date, the Borrower unconditionally and irrevocably promises to prepay the Subordinated Loan in an amount equal to the Target Amortization Amount, as set forth in Schedule 2.8(a); provided, that such payment shall only be made from Distributable Cash Flow available on such Interest Payment Date and after the payment of all accrued and unpaid interest and other expenses. If on any Interest Payment Date, there is insufficient Distributable Cash Flow to pay the Target Amortization Amount in full, such available amount shall be applied to the Target Amortization Amount then due and payable and the amount equal to the difference between (x) the Target Amortization Amount then due and payable, and (y) the amount of the Target Amortization Amount that was paid by the Borrower, shall not accrue interest and shall be due and payable on the next Interest Payment Date(s) on which Distributable Cash Flow is available.

(b) On each Interest Payment Date beginning with the First Repayment Date, and provided that no event of default has occurred and is continuing under the Senior Debt Financing Documents, and in addition to repayments made pursuant to Section 2.8(a), the Borrower shall be required to prepay the Subordinated Loan in an amount equal to fifteen percent (15%) of Free Cash Flow.

Section 2.9 Optional Prepayments. The Borrower may, on any Interest Payment Date after Completion has occurred, after having given the Subordinated Lender at least fifteen (15) days’ prior irrevocable notice, prepay in full or in part the Subordinated Loan and all other amounts then outstanding under the Subordinated Debt Financing Documents. Any such prepayments shall be in a minimum amount of $1,000,000 and in integral amounts of $1,000,000, except if the remaining amounts then outstanding are less than an integral amount of $1,000,000, the repayment amount shall be the amount of such remaining amount outstanding. Such prepayments will be made without premiums, penalties or fees.

Section 2.10 Payments. All payments by the Borrower or any other Person under this Agreement or any Subordinated Debt Financing Document will be made in immediately available funds in U.S. Dollars to the Subordinated Lender at its main office in Greenwich, Connecticut. All such payments must be received no later than 4:00 p.m., New York City time, on the date due and must be made in full without defense, set-off or counterclaim of any kind and without any requirement of presentment, notice or demand. If any such payment is made by the Borrower after such time, such payment will be deemed to have been made on the next Business Day. Whenever any payment to be made hereunder or under any other Subordinated Debt Financing Document is stated to be due on a day that is not a Business Day, the due date of such payment will be accelerated to the next preceding Business Day and such reduction in time will be included in the computation of such payment.

Section 2.11 Increased Costs and Unavailability.

(a) Taxes.

(i) All payments made by the Borrower or any other Person under this Agreement or any other Subordinated Debt Financing Document will be made free and clear of, and without deduction or withholding for, any present or future Tax, and the Borrower will pay, either directly (with respect to Taxes of which the Borrower has independent knowledge) or through reimbursement pursuant to Section 2.11(a)(ii), all Taxes (other than Subordinated Lender Income Taxes) in respect of payments under this Agreement and the other Subordinated Debt Financing Documents or from the execution or delivery or otherwise with respect to this Agreement or any other Subordinated Debt Financing Document (collectively, “Reimbursable Taxes”), and all costs and liabilities incurred by the Subordinated Lender incurring such Reimbursable Taxes in connection therewith.

(ii)The Borrower will reimburse the Subordinated Lender, on demand given pursuant to Section 2.11(a)(i), for any Reimbursable Tax paid by the Subordinated Lender on an after-tax basis so that the Subordinated Lender (A) receives the full amount payable to it under this Agreement and the other Subordinated Debt Financing Documents and (B) is made whole after taking into account all income taxes it will owe on the reimbursement payment (assuming that such payment is subject to taxation at the highest marginal rate applicable to the Subordinated Lender). The Subordinated Lender will have the absolute right to arrange its tax affairs in whatever manner it deems appropriate and the Subordinated Lender will not be obligated to claim any particular deduction, credit or other benefit.

(iii) If the Borrower is prohibited or prevented (by Law or otherwise) from making any payment to the Subordinated Lender required under Section 2.1 l (a)(ii), then the amount of the payment due to the Subordinated Lender under this Agreement and the other Subordinated Debt Financing Documents will be increased by the amount necessary to insure that the Subordinated Lender will receive the full amount payable to it under this Agreement and the other Subordinated Debt Financing Documents.

(iv) Within thirty (30) days after the date on which any Reimbursable Tax (of which the Borrower has independent knowledge or has become aware by a notice from the Subordinated Lender delivered in accordance with Section 2.11(c)(i)) is due, the Borrower will furnish to the Subordinated Lender official receipts or notarized copies thereof evidencing payment of such Reimbursable Tax.

(v) The Subordinated Lender agrees to deliver to the Borrower all forms and documents necessary to establish any exemption from withholding for Taxes to which it is entitled. Any Person that becomes the successor holder of the Subordinated Note will deliver the forms and documents required under this Section 2.11(a)(v).

(b) Increased Costs. The Borrower will pay to the Subordinated Lender, upon demand, such amounts as the Subordinated Lender from time to time determines to be necessary to compensate the Subordinated Lender for any cost incurred by it or any reduction in the amount received or receivable by it under this Agreement and the other Subordinated Debt Financing Documents resulting from any Law enacted or effective after the Closing Date, any change in Law effective after the Closing Date, any change in the interpretation or administration of any Law effective after the Closing Date, or compliance with any directive, guideline or request from any Government Instrumentality effective after the Closing Date (whether or not having the force of Law) that:

(i) subjects the Subordinated Lender to any Tax (other than Subordinated Lender Income Taxes) or changes the basis of taxation of any amount payable to the Subordinated Lender under this Agreement and the other Subordinated Debt Financing Documents (other than with respect to Subordinated Lender Income Taxes); or

(ii) imposes any other cost or condition affecting the cost of making or maintaining the Subordinated Loan, including any reserve requirements; provided, that the Borrower’s obligation under this Section 2.11(b) will not affect the obligations of the Subordinated Lender under Sections 2.11(c)(ii).

(c) Notice and Mitigation.

(i) Upon the occurrence of an event that entitles the Subordinated Lender to compensation, reimbursement or indemnification pursuant to this Section 2.11, the Subordinated Lender will give the Borrower prompt notice of such event and, if applicable, the date compliance with this Section 2.11 is required.

(ii) Except as specifically provided in this Section 2.11, the Subordinated Lender will take reasonable measures to avoid the need for, or reduce the amount of, compensation, reimbursement or indemnification pursuant to this Section 2.11; provided, that the Subordinated Lender will not be required to take any measure that, in its reasonable judgment, would be materially disadvantageous to it or inconsistent with its legal and regulatory position.

(d) Survival. The obligations of Borrower under this Section 2.11 shall survive for one (1) year after the termination of this Agreement and the repayment in full of the Subordinated Debt Obligations.

Section 2.12 Permitted Refinancing Indebtedness. In connection with any Permitted Refinancing Indebtedness, as defined in clause (viii) of Section 5.2(g), the Subordinated Lender agrees to enter into a new intercreditor agreement with the lender or lenders (or administrative or collateral agent acting on behalf of such lenders) providing such Permitted Refinancing Indebtedness having terms and conditions substantially similar to the terms and conditions of the Intercreditor Agreement, with such changes as are reasonably acceptable to the Subordinated Lender and the lender or lenders pursuant to the Permitted Refinancing Indebtedness. The Subordinated Lender agrees to reasonably cooperate with the Borrower in the negotiation and documentation of such intercreditor agreement and not to unreasonably withhold or delay its consent to such agreement. In addition, the Subordinated Lender agrees to reasonably cooperate in the negotiation and documentation of new or amended security documents with the Borrower in order to provide for substantially the same manner of collateral protection and subordination in regard to the Subordination Lender’s Security Document Liens relative to the liens of the lender or lenders (or administrative agent or collateral agent acting on behalf of the lenders) under such Permitted Refinancing Indebtedness.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to the Closing Date. The obligation of the Subordinated Lender to make available and disburse the Subordinated Loan is subject to the satisfaction of each of the following conditions precedent:

(a) The Subordinated Lender has received each of the following, in each case in form and substance satisfactory to the Subordinated Lender:

(i) each Subordinated Debt Financing Document required by the Subordinated Lender in its sole discretion to be delivered on the Closing Date, executed and delivered by each of the parties thereto;

(ii) the Subordinated Note, executed by the Borrower;

(iii) certified copies of:

(A) the Organizational Documents of the Panda Parties;

(B) certificates of good standing with respect to each Panda Party dated no earlier than twenty (20) days before the Closing Date;

(C) incumbency certificates for the signatories of the Borrower and the Borrower GP and resolutions of Panda Hereford Holdings, LLC, the sole member of the General Partner and the Limited Partner, approving the Subordinated Debt Financing Documents to the Borrower is a party and the transactions contemplated thereby and approving the financing of the Project.

(iv) certificates of Borrower GP on behalf of Borrower, and a manager or an officer of the Borrower GP, certifying that:

(A) all Documents executed by such Person on or prior to the Closing Date are in full force and effect, such Person and, to the Knowledge of such Person, the Project Parties, are in material compliance with all covenants and provisions thereof, and no breach or event of default (or any event that would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document;

(B) all representations and warranties of such Person contained in the Documents to which it is a party are true, correct and complete;

(C) no act, event or circumstance has occurred with respect to the Project or such Person or, to the Knowledge of such Person, the Project Parties, which has had or could reasonably be expected to have a Material Adverse Effect;

(D) all financial statements and information relating to such Person provided to the Subordinated Lender, taken as a whole, are true, correct and complete in all material respects, and each balance sheet fairly presents the financial position of the Person to which it relates as at the date indicated and was prepared in accordance with GAAP except as specifically noted therein; and

(E) no change in the condition or operation, financial or otherwise, of such Person that could reasonably be expected to have a Material Adverse Effect has occurred since May 17, 2006, and the financial statements (including any notes thereto) provided to the Subordinated Lender disclose all material liabilities, contingent or otherwise, of such Person;

(v) the legal opinions of each Borrower’s Counsel;

(vi) the legal opinion of counsel to each of the Major Project Parties party to a Project Document with respect to which a Consent and Agreement in favor of the Subordinated Lender will be delivered;

(vii) unaudited financial statements of each Panda Party (other than Borrower) for the fiscal year ended December 31, 2005, and all subsequent annual and quarterly financial statements, if any, available on the Closing Date, and pro forma balance sheets of each Panda Party as of the Closing Date;

(viii) judgment lien, tax lien and UCC searches, and such other searches of the records of Government Instrumentalities as the Subordinated Lender may require, performed with respect to the Borrower in all relevant jurisdictions;

(ix) copies certified by the Borrower of all Project Documents set forth on Schedule 4.1(g) as in effect on the Closing Date;

(x) copies of all Required Approvals that have been obtained on or prior to the Closing Date by or on behalf of Borrower;

(xi) a complete copy of the written report of the Engineer, certified by the Engineer to the Subordinated Lender, and otherwise in the form required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement;

(xii) a complete copy of the Phase I Environmental Audit or other acceptable environmental due diligence of the Site, prepared by the Environmental Consultant and certified by the Environmental Consultant to the Subordinated Lender, and otherwise in the same form as required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement;

(xiii) a title commitment (with copies of all documents and instruments affecting title to the Borrower’s interest in the Site) dated the Closing Date with coverage in the amount of the Subordinated Loan, confirming that the Subordinated Mortgage perfects a Lien on the Borrower’s fee interest in the Site securing one hundred percent (100%) of the Subordinated Loan without any additional Liens (other than Permitted Liens) (the “Title Policy”), marked “premium paid,” issued subject only to the Senior Mortgage and no more exceptions than the title policy issued to the Lenders in connection with the Senior Debt Financing Agreement and containing such modifications to the standard exceptions and affirmative insurance and endorsements as are obtained in connection with such other title policy;

(xiv) an ALTA/ASCM “boundary” survey of the Site showing all easements, encroachments and other survey matters shown on the Title Policy or otherwise required pursuant to the Senior Debt Financing Agreement, such survey to be dated July 14, 2006, and certified by the preparer thereof to the Subordinated Lender, and otherwise in form and substance as required under the Senior Debt Financing Agreement;

(xv) a complete copy of the written report of the Insurance Consultant, certified by the Insurance Consultant to the Subordinated Lender, and otherwise in the form required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement;

(xvi) a complete copy of the written report of the Market Consultant, certified by the Market Consultant to the Subordinated Lender, and otherwise in the form required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement;

(xvii) written confirmation from the Disbursement Agent that the Contributed Capital has been deposited by or on behalf of Borrower into the Construction Draw Account (Contributed Capital Subaccount) for application in accordance with the Senior Debt Financing Agreement;

(xviii) evidence that Borrower and Borrower GP have appointed the Process Agent to serve as a designated agent to accept service of legal process until the scheduled Subordinated Loan Maturity Date and that the Process Agent has accepted such appointment;

(xix) a copy of the Closing Pro Forma required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement;

(xx) such documentation and information requested by the Depositary Bank that are necessary (including the names and addresses of the Borrower and the Borrower GP) for the Depositary Bank to identify the

Borrower and the Borrower GP in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder);

(xxi) the notice to proceed has been issued by the Borrower pursuant to Sections 4.08 and 5.01 of the EPC Contract with respect to full commencement of the Work (as defined thereunder);

(xxii) the Commodity Management Plan has been approved in accordance with the Senior Debt Financing Agreement; and

(xxiii) such other assurances, instruments or undertakings as any of the Subordinated Lender may reasonably request.

(b) The Senior Debt Financing Agreement and all other Senior Debt Financing’ Documents required to be executed and delivered as of the Closing Date, have been executed and delivered by each of the parties thereto.

(c) Since May 17, 2006, no act, event or circumstance has occurred with respect to the Project, the Borrower, any Panda Party or any Project Party which has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the availability or pricing of financing for the Project.

(d) All Taxes, fees, including the Arrangement Fee, and expenses required to be paid by the Borrower on or before the Closing Date have been paid.

(e) All Documents executed by Borrower on or prior to the Closing Date are in full force and effect, Borrower and the Project Parties are in full compliance with all covenants and provisions thereof, and no breach or event of default (or any event that could become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document.

(f) All representations and warranties of the Panda Parties contained in the Documents are true, correct and complete.

(g) The Project Documents executed by the Borrower on or prior to the Closing Date or to which Borrower is otherwise a party include all agreements required for the development, construction, ownership and operation of the Project, other than those agreements that are not required to be in place on the Closing Date and that on the basis of evidence provided by the Borrower, will be obtainable and entered into in the ordinary course of business prior to the time required, and such Project Documents conform in all material respects with the Closing Pro Forma and are sufficient to permit the Project to operate in a manner that will not violate the Required Approvals or the manufacturer’s normal operating parameters and such that the Project will be able to achieve the financial results projected in the Closing Pro Forma.

(h) All Required Approvals necessary for the construction and operation of the Project and the performance by the Borrower and the Project Parties of all of their obligations under the Project Documents in effect on the Closing Date have been obtained and are listed in Schedule 3.1(h), except for those that are obtainable only at a later stage and are satisfactory to the Subordinated Lender, and which on the basis of evidence provided by Borrower, will be obtainable in the ordinary course of business prior to the time required, and all obtained Required Approvals are in full force and effect, not subject to any onerous or unusual condition and are satisfactory to the Subordinated Lender in its sole discretion.

(i) There is no pending or threatened litigation, investigation or other proceeding (i) relating to the Project (including relating to the release of any Hazardous Substance or any contingent liability of the Borrower or the Project’ Parties in connection with the release of any Hazardous Substance) or (ii) that could reasonably be expected to have a Material Adverse Effect.

(j) The Project has not suffered a material Loss and no material portion of the Project is subject to pending or threatened condemnation or appropriation proceedings.

(k) No order, judgment or decree of any Government Instrumentality enjoins or restrains the Subordinated Lender from entering into and performing its obligations under this Agreement.

(l) All Required Insurance has been obtained and is in full force and effect and is not subject to cancellation and no Person other than the Borrower and the Senior Secured Parties has any right or interest in, to or under any Required Insurance other than pursuant to the Project Documents.

(m)A First-Priority security interest in the Subordinated Debt Reserve Account and the Subordinated DSRA Collateral has been created and perfected, and will continue to be perfected, in favor of the Subordinated Lender, in all relevant jurisdictions, and there are no Liens on the Subordinated Debt Reserve Account other than Permitted Liens.

(n) A security interest in the Collateral has been created and perfected, and will continue to be perfected, in favor of the Subordinated Lender (or the Collateral Agent with respect to the Shared Collateral), in all relevant jurisdictions, and there are no Liens on the Collateral other than Permitted Liens. The Subordinated Lender has received all items of Collateral in which a security interest is perfected by possession.

(o) Each of the Project Documents pertaining to the Site (or memoranda thereof), the Subordinated Mortgage and the Financing Statements have been duly recorded, published, registered and filed (or arrangements for such recording, publishing, registering and filing have been made), in such manner and in such places as are necessary or appropriate to publish notice thereof and to protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and assigns, and all Taxes, fees and other charges in connection with such recording, publishing, registration and filing of such Project Documents or any memoranda thereof, the Subordinated Mortgage and the Financing Statements have been paid, or caused to be paid, by Borrower.

(p) No Project Party is the subject of a Bankruptcy Event.

(q) All legal, corporate and general due diligence proceedings in connection with the transactions contemplated by this Agreement shall be completed and reasonably satisfactory in form and substance to the Subordinated Lender and the Subordinated Lender shall have so advised the Borrower in writing.

Section 3.2 No Waiver. The failure of the Subordinated Lender to require satisfaction of any condition precedent set forth in this Article III, or the funding of the Subordinated Loan despite the failure of the Borrower to satisfy any such condition precedent, will not constitute a waiver of such condition precedent unless the Subordinated Lender so states in writing.

Section 3.3 Location of Closing. The closing of the Subordinated Loan contemplated hereunder will take place at the office of Baker & McKenzie LLP in New York, New York.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

The Borrower represents and warrants to the Subordinated Lender on and as of each date on which such representations and warranties are required to be made pursuant to Article III as follows:

(a) Existence; Authority. It is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to do business as a foreign limited partnership and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties. It has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform the Documents to which it is a party, to design, construct, own and operate the Project and to conduct its business as currently conducted and as proposed to be conducted. It has taken all necessary action to execute, deliver and perform the Documents to which it is a party and such Documents have been duly executed and delivered by it and constitute the legally valid and binding obligations of it, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by general principles of equity.

(b) Capitalization. The ownership interests in the Borrower are as set forth in the Organizational Documents provided to the Subordinated Lender pursuant to Article III. All of such ownership interests are duly and validly issued and are subject to no Liens other than Permitted Liens. There are no other ownership or equity interests in the Borrower, rights to acquire or subscribe for any such interests or securities or instruments convertible into or exchangeable or exercisable for any such interests.

(c) Business and Contractual Obligations. The Borrower is a single-purpose entity formed for the sole purpose of designing, constructing, owning and operating the Project and performing its obligations under the Documents. The Borrower has engaged in no business or activity and incurred no liability or expense to any Person except for those contemplated by the Documents. Except for the Documents, the Borrower is not a party or subject to any Contractual Obligation with respect to any of the Collateral. The Borrower has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for (including liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) the indebtedness or obligations of any other Person except pursuant to the Subordinated Debt Financing Documents and the Senior Debt Financing Documents. The Borrower has not made any loan or advance to any Person and does not own or hold capital stock, securities, debt, assets or obligations of, or any interest in, any Person.

(d) Name Address and Records. The name of the Borrower set forth in the first paragraph of this Agreement is the true, correct and complete name of the Borrower, and the Borrower does not conduct business under any other name or tradestyle. The legal address of the Borrower and the address of the principal place of business and chief executive office of the Borrower is 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244. The Borrower keeps all of its records and all documents evidencing or relating to its Contractual Obligations at such address. The Borrower has no property or other assets at any other address other than as listed in the Security Agreements.

(e) No Violations Defaults or Liens.

(i) The Borrower is not (A) in violation of any Law (including Environmental Laws), (B) in violation of or default under its Organizational Documents and (C) in violation of or default under any Document or other Contractual Obligation, except to the extent as could not reasonably be expected to have a Material Adverse Effect. The Borrower is not a party to or affected by any charter, bylaw, partnership agreement or other constituent document or any Contractual Obligation that could have a Material Adverse Effect.

(ii) To the Knowledge of the Borrower, no Project Party (A) is in violation of any Law (including Environmental Laws), (B) is in violation of or default under its charter, bylaws, operating agreement, partnership agreement or other organizational documents or (C) is in violation of or default under any Project Document or any other Contractual Obligation, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

(iii) No Event of Default has occurred and is continuing.

(iv)The Borrower is the legal and beneficial owner of, and has good, marketable and valid title to, the Collateral. None of the Collateral is subject to any Lien other than Permitted Liens. No effective mortgage, deed of trust, financing statement, security agreement or other similar instrument which is not a Security Document is on file or of record in the office of any Government Instrumentality with respect to any Collateral other than with respect to Permitted Liens.

(v) The execution, delivery and performance of the Documents to which any of the Panda Parties are parties do not and will not (A) violate any Law (including Environmental Laws), (B) violate, or result in a default under, the Organizational Documents of any such Person, (C) violate, or result in a default under, any Document or any other Contractual Obligation, (D) result in or require the creation or imposition of any Lien (other than Permitted Liens) on the Collateral or other property of the Borrower or (E) require an Approval from any Person that has not been obtained or that will not be obtained in due course.

(f) Required Approvals. The Borrower has obtained and is in compliance with all Required Approvals required to be obtained at or prior to the time this representation is made and in order for the Project, the Borrower and the Subordinated Lender and their respective activities to be in compliance with applicable Law. The Borrower has no reason to believe that any Required Approval not yet obtained cannot or will not be obtained in the normal course of business as and when required and without significant expense. The Borrower has provided the Subordinated Lender with a true, correct and complete copy of each Required Approval required to be obtained at or prior to the time this representation and warranty is made. All Required Approvals obtained by the Borrower (i) are validly issued, (ii) are in full force and effect, (iii) are free from any condition or requirement that cannot be met or that could reasonably be expected to have or result in a Material Adverse Effect and (iv) are not the subject of a current challenge and are not subject to any onerous or unusual conditions. No adverse proceeding or other action is pending or to the Borrower’s Knowledge threatened with respect to any Required Approval and all information provided in connection with each Required Approval was on the date provided and is on the date hereof true, correct and complete in all material respects.

(g) Project Documents.

(i) The Project Documents listed in Schedule 4.1(g) include all agreements required at the time this representation and warranty is given for the design, construction, ownership, operation and maintenance of the Project as contemplated by the Documents and the Closing Pro Forma. The copies of all such Project Documents provided to the Subordinated Lender by the Borrower are true, correct and complete. The Borrower has or will have enforceable agreements or other satisfactory arrangements that ensure the availability, on commercially reasonable terms, of all feedstock, utilities, transportation, facilities, infrastructure, interconnections, materials and services necessary at the time this representation and warranty is given for the design, construction, ownership, operation and maintenance of the Project as contemplated by the Documents.

(ii) The Project, when constructed and operated in accordance with the Project Documents, will comply in all material respects with all applicable Laws, all Required Approvals and Prudent Ethanol Industry Practices.

(iii) The legal description of the Site set forth in the Subordinated Mortgage is true and correct. The Borrower has good and indefeasible title (subject to Permitted Liens) to all easements and other property interests necessary for the construction, ownership, operation and maintenance of the Project as contemplated by the Documents, including all rights of access, ingress, egress and interconnection.

(h) Intellectual Property. The Borrower owns, or is licensed to use, or will own or license to use, all patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how and processes used in, to be used in or necessary for the construction, ownership or operation of the Project or for the current or proposed conduct of its business. To the Borrower’s Knowledge, the use of such patents, trademarks, trade names, tradestyles, copyrights, technology, know-how and processes by the Borrower does not and will not injure or infringe upon the rights of any Person. The Borrower has obtained all required licenses for and consents to the transactions contemplated by the Documents from all Persons with rights in or to any of such patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how or processes.

(i) Taxes.

(i) There is no Tax and, to the Borrower’s Knowledge, there are no pending, Taxes payable by or imposed on the Borrower by virtue of the execution, delivery, performance or enforcement of the Documents or on any payment to be made by Borrower under the Subordinated Debt Financing Documents, other than normal transfer taxes and customary income taxes payable by the Borrower on its income in the jurisdictions in which such income is earned.

(ii) The Borrower has filed in a timely manner (including any applicable extensions) all Tax returns required by Law and has paid when due all Taxes imposed on it or on its properties, other than Taxes being contested in good faith by appropriate proceedings with proper reserves established in accordance with GAAP.

(j) Financial Statements.

(i) All financial statements of the Borrower and each other Person (as well as all notes and schedules thereto) furnished to the Subordinated Lender are true, complete and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP (except as otherwise stated therein) and show all liabilities, direct and contingent, of the Borrower and such Persons required to be shown under GAAP. Each balance sheet fairly presents the financial condition of the Borrower and such Persons indicated as at the dates thereof, and each profit and loss and surplus (deficit) statement fairly presents the results of the operations of the Borrower and such Persons indicated for the periods indicated. There has been no change in the business, condition or operations (financial or otherwise) of the Borrower or such Persons since May 17, 2006, which could reasonably be expected to have a Material Adverse Effect, and the Borrower knows of no reasonable basis for the assertion against it or such Persons of any obligation or liability that is not fully reflected in the financial statements furnished to the Subordinated Lender.

(ii) The Pro Forma Balance Sheet for the Borrower is true, correct and complete in all material respects and fairly presents the information contained therein as at the Closing Date and the Borrower’s good-faith estimate of the information contained therein as at the date of such Balance Sheet. The Borrower has no material liability, contingent or otherwise, including any liability for Taxes, or any unusual forward or long-term commitment which is not disclosed by, or reserved against in, the Pro Forma Balance Sheet or in the notes thereto which under GAAP is of a nature and an amount required to be so disclosed or reserved. There are no unrealized or anticipated losses from any unfavorable commitments of the Borrower that could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of the Borrower.

(k) Construction Budget, The Construction Budget (i) has been prepared with due care, (ii) is complete in all material respects and fairly presents the Borrower’s good faith expectations as at the date of such document as to the matters covered thereby, (iii) is based on reasonable assumptions as to the factual and legal matters material to the estimates therein, and (iv) is consistent with the Documents. The Construction Budget accurately specifies and describes all Qualified Project Construction Expenses. As of the Closing Date there are no material Qualified Project Construction Expenses (including anticipated Taxes) that are not included in the Construction Budget.

(1) No Proceedings. There is no pending or, to the Borrower’s Knowledge, threatened action, suit, litigation, investigation, arbitration or other proceeding involving or affecting the Borrower or its properties or assets or, to the Knowledge of the Borrower, any Project Party or any of their respective properties or assets, before any Government Instrumentality which could reasonably be expected to result in a Material Adverse Effect. None of the Borrower or its properties or assets or, to the Knowledge of the Borrower, any Project Party or any of their respective properties or assets, is subject to any order, writ or injunction which prohibits, enjoins or limits any aspect of the transactions contemplated by the Documents or which could reasonably be expected to result in a Material Adverse Effect.

(m) No Broker’s Fees. The Borrower has no obligation (direct, indirect, contingent or otherwise) to pay any fee, commission or compensation to any broker, finder or intermediary with respect to or as a result of any transaction contemplated by the Documents except as has been previously disclosed to the Subordinated Lender.

(n) Environmental Matters. Except as set forth in the reports delivered to the Subordinated Lender pursuant to Section 3.1(a)(xii):

(i) To the Borrower’s Knowledge, no Hazardous Substance exists on, under or about the Project or the Site in violation of any Environmental Law, and the Project, the Site, the Borrower and the Project Parties (in such respects as relate to the Project) are in compliance with all Environmental Laws, except to the extent that such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

(ii) To the Borrower’s Knowledge, no Hazardous Substance has at any time been transported to or from the Site or used, generated, manufactured, handled, processed, stored, released, transported, removed, disposed of or cleaned up on, from, under or about the Site in violation of any Environmental Law except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

(iii) To the Borrower’s Knowledge, there has occurred no release or threatened release of any Hazardous Substance on, under, onto, adjacent to or from the Site except to the extent that such release could not reasonably be expected to result in a Material Adverse Effect.

(iv) There are no past, current, pending or threatened Environmental Claims in writing in any way relating to the Borrower, any Project Party (to the Borrower’s Knowledge and in such respects as they relate to the Project or the Site) or the Project or the Site.

(v) There are no facts, circumstances, conditions or occurrences known to the Borrower regarding the Project or the Site that could reasonably be expected to form the basis of an Environmental Claim or cause the Project or the Site to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law applicable to the Project or require the filing or recording of any notice, Approval or disclosure document under any Environmental Law, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

(vi) Neither the Project nor the Site is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the regulations promulgated pursuant thereto or any state priority list promulgated pursuant to any comparable state law. To the Borrower’s Knowledge, no Hazardous Substances have been generated at or transported from the Project or the Site or been disposed at any location that is listed or proposed for listing on the National Priority List or any state priority list or any location that is or has been the subject of a clean-up or remedial action pursuant to any Environmental Law, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

(vii) None of the Borrower nor, to the Knowledge of the Borrower, the Project Parties, have received any written or other notice, mandate, order, lien or request which remains pending under an Environmental Law relating to a violation or an alleged violation of any Environmental Law or potential Environmental Claim, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

(viii) The Borrower has obtained all necessary Approvals to operate the Project, except for those Approvals that are obtainable only at a later date which the Borrower reasonably expects to obtain in the normal course of business, and such approvals that have been obtained are: (a) in full force and effect; and (b) allow the Project to produce 105 million gallons per year of denatured ethanol without exceeding any emission limits or requiring any offsets to be acquired.

(o) No Adverse Events.

(i) No material Loss has occurred.

(ii) To the Borrower’s Knowledge, no portion of the Project or the Site is subject to a pending or threatened (in writing) condemnation or appropriation proceeding.

(iii) Neither the Borrower nor any Panda Party is party to or affected by any charter, certificate of incorporation, bylaw, certificate of formation, operating agreement, partnership agreement or other constituent document or any Contractual Obligation that could reasonably be expected to result in a Material Adverse Effect.

(p) ERISA. None of the Borrower or the ERISA Affiliates of the Borrower sponsors, maintains, administers, contributes to, participates in or has any obligation to contribute to or any liability under any Plan.

(q) Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering any employees of the Borrower and none of the Borrower or, to the Knowledge of the Borrower, any Major Project Party has experienced any strike, walkout, work stoppage or other labor action or disturbance during the past five years, other than the EPC Contractor. No Major Project Party is experiencing any strike, walkout, work stoppage or other labor action or disturbance that is reasonably likely to cause a Material Adverse Effect.

(r) Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) Use of Proceeds.

(i) The proceeds of the Subordinated Loan have been and will be used only for the purposes described in Section 2.6 and in accordance with the requirements and conditions of this Agreement.

(ii) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System) and no proceeds of the Subordinated Loan will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(iii) No proceeds of the Subordinated Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(t) Bank Accounts. The Borrower does not maintain any account or deposit with any bank or other depository institution other than (i) the Subordinated Debt Reserve Account, (ii) the accounts created under the Disbursement Agreement, (iii) the Bond Accounts created under the Bond Indenture, (iv) the Borrower’s deposit account with the Local Bank (provided, that it shall not have deposits in excess of $50,000 at any time), (v) the Trading Account, and (vi) the Operating Account.

(u) Enforceability; No Immunity. The descriptions of the Collateral contained in the Security Documents are true, correct and complete and are sufficient to describe the Collateral and to create, attach and perfect the Liens intended to be created by the Security Documents. All necessary and appropriate deliveries, notices, recordings, filings and registrations have been effected to perfect First-Priority Liens or second-priority Liens, as the case may be, on the Collateral in favor of the Subordinated Lender (or in favor of the Collateral Agent in the case of Shared Collateral) in all relevant jurisdictions, and the Subordinated Lender or the Collateral Agent, for the benefit of the Subordinated Lender, have and will continue to have until all Subordinated Debt Obligations to the Subordinated Lender have been paid in full and the Subordinated Lender’s Liens have been released, duly and validly created, attached, perfected and enforceable First-Priority Liens and second-priority Liens, as the case may be, on the Collateral in all relevant jurisdictions.

(v) Full Disclosure. No written information, exhibit or report furnished to the Subordinated Lender by the Borrower in connection with the transactions contemplated by this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

(w) Insurance. The Borrower is in compliance, to the extent applicable to it, with all requirements set forth in the Documents to maintain insurance, including Required Insurance.

(x) Solvency. As of the Closing Date, each of the Borrower and each Panda Party has (i) not entered into this Agreement, or any other Document with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under such Documents. The value of the Borrower’s assets is and will, immediately following the Closing Date, be greater than the Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Indebtedness as such Indebtedness becomes absolute and matured. The Borrower’s assets do not and, immediately following the Closing Date will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. As of the Closing Date, no Bankruptcy Event has occurred with respect to any Panda Party in the last seven (7) years, and none of the Borrower, or any Panda Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of the Borrower, or any Panda Party is contemplating either the filing of a petition by it under any State or Federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and the Borrower has no actual Knowledge of any Person contemplating the filing of any such petition against it or any indirect or direct owner of the Borrower or any other Panda Party.

(y) Foreign Assets Control Regulations, Etc.; Patriot Act

(i) The use of the proceeds of the Subordinated Loan by the Borrower will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) The Borrower (A) is not and will not become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and the Borrower does not engage in dealings or transactions with any such Persons or entities; and (B) is not in violation of the Patriot Act.

(z) Scheduled Substantial Completion. As of the Closing Date, consistent with the Construction Budget and the Construction and Draw Schedule, Substantial Completion is achievable on or before January 16, 2008.

Section 4.2 Survival. The representations and warranties of the Borrower and the Borrower Partners contained in this Agreement and the other Subordinated Debt Financing Documents or made by Borrower or the Borrower Partners in any certificate, notice or report delivered pursuant to any Subordinated Debt Financing Document will survive the Closing Date, the making and repayment of all Subordinated

Debt Obligations to the Subordinated Lender and any transfer or assignment of the Subordinated Note, but will terminate upon the indefeasible payment in full of the Subordinated Loan and all other Subordinated Debt Obligations due and payable under the Subordinated Debt Financing Documents.

ARTICLE V

COVENANTS

Section 5.1 Affirmative Covenants. The Borrower covenants and agrees that, for so long as there are any Subordinated Debt Obligations outstanding hereunder and until the indefeasible payment in full of the Subordinated Note and all amounts payable by the Borrower and any other Person under the Subordinated Debt Financing Documents, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to Section 7.5:

(a) Existence; Business. It will preserve and maintain its limited partnership existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign limited partnership in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties. It will engage in no business or activity or incur no liability or expense to any Person except for the construction and operation of the Project and as otherwise contemplated by the Documents.

(b) Compliance with Laws, Approvals and Obligations. It will comply with, and will cause the Project to be constructed and operated in compliance in all material respects with all applicable Laws, all Required Approvals, the Documents, its other Contractual Obligations and Prudent Ethanol Industry Practices. It will perform its obligations under the Documents and each of its other Contractual Obligations in all material respects and will diligently enforce all of its rights under the Project Documents and under all Guarantees, warranties and indemnities in its favor or relating to the Project or any component thereof. It will satisfy before the same become delinquent all Claims (including all Claims for labor, services, materials and supplies and other amounts due under its Contractual Obligations) other than Claims being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(f) or otherwise result in a Material Adverse Effect. It will obtain and maintain in full force and effect all Required Approvals required from time to time and at any time for the execution, delivery, performance, admission into evidence or enforcement of the Documents or the development, construction, ownership or operation of the Project as contemplated under the Documents. It will furnish the Subordinated Lender with true, correct and complete copies of all Required Approvals upon receipt thereof.

(c) Title. Except as described in Section 3.05 of the Installment Sale Agreement, the Borrower will maintain good and marketable or indefeasible title, as the case may be, to its fee interest in the Site and to its interests in the Project and the other

Collateral in which it has an interest and warrant and defend its fee interest in the Site and its title or other interest in the Project and the other Collateral against all Claims that do not constitute Permitted Liens.

(d) Collateral. The Borrower will take all actions necessary to insure that, on and after the Closing Date, the Subordinated Lender or the Collateral Agent, in the case of the Shared Collateral, has and continues to have in all relevant jurisdictions duly and validly created, attached, perfected and enforceable First-Priority Liens and second-priority Liens, as the case may be, on the Collateral (including after-acquired Collateral). It will deliver possession of any Collateral to the Subordinated Lender or the Collateral Agent, as the case may be, immediately upon acquiring rights therein to the extent the Subordinated Lender and the Collateral Agent, as the case may be, is required to perfect its security interest in such Collateral by taking possession thereof. It will also maintain the title insurance policies delivered to the Subordinated Lender pursuant to Article III.

(e) Construction.

(i) The Borrower will cause the Project to be constructed and completed in accordance with the Plans and Specifications, the Construction Budget and the Construction and Draw Schedule. Only new, first-quality components will be used in constructing and equipping the Project except as maybe otherwise permitted pursuant to the Senior Debt Financing Agreement. The Project will be constructed entirely on the Site and in a manner so as not to injure or encroach upon the property or rights of any other Person except for those portions of the Project that are located on the property of others pursuant to easements granted to the Borrower by such Persons.

(ii) The Borrower will give the Subordinated Lender copies of the notices required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement prior to each performance test to be conducted under the EPC Contract. Completion will not be deemed to have been achieved until the Engineer determines that it has been achieved. The Borrower will give the Subordinated Lender copies of the notices required to be delivered to the Administrative Agent under the Senior Debt Financing Agreement prior to the occurrence of each of Substantial Completion and Completion.

(f) Maintenance and Operation. The Borrower will maintain and preserve the Project and all of its other assets and properties in good working order and condition, ordinary wear and tear excepted. Prior to July 10, 2007, it will develop an overhaul, maintenance and repair plan with respect to the Project in accordance with the terms of the Senior Debt Financing Documents. The Borrower will comply in all material respects with such overhaul, maintenance and repair plan (including the maintenance of appropriate spare parts, inventories and redundancies, which shall be included therein), comply with all warranties and maintenance recommendations and requirements of manufacturers and vendors of component parts of the Project, promptly correct any material structural or other defect in the Project or any material deviation from the Plans and Specifications, and make all repairs, alterations, additions and replacements necessary for the Project (i) to operate safely and to meet, in all material respects, the requirements of all applicable Laws, all Required Approvals, the Documents, the other Contractual Obligations of the Borrower and Prudent Ethanol Industry Practices, and (ii) as agreed pursuant to the Senior Debt Financing Agreement, to operate at least at the operating levels set forth in the Closing Pro Forma.

(g) Operating Plan and Budget. The Borrower will submit to the Subordinated Lender for approval, such approval not to be unreasonably withheld or delayed, a proposed Operating Plan and Budget for the next calendar year and a forecast of the operating profit of the Project for the next three (3) calendar years. Each proposed Operating Plan and Budget shall be subject to the reasonable approval of Subordinated Lender. Failure by the Subordinated Lender to approve or disapprove such proposed Operating Plan and Budget within sixty (60) days after receipt thereof shall be deemed to be an approval by the Subordinated Lender of such proposed Operating Plan and Budget as the final Operating Plan and Budget. In the event that the Subordinated Lender disapproves Borrower’s proposed Operating Plan and Budget within the time period specified above, until a new Operating Plan and Budget is agreed by Borrower and the Subordinated Lender, Borrower shall operate and maintain the Project, or cause the Project to be operated and maintained, within amounts for any Budget Category not to exceed 110% (on a year-to-date basis) of the amounts budgeted therefor as set forth in the then current Operating Plan and Budget as previously approved or deemed approved by Subordinated Lender; provided, that (i) expenditures for corn and other feedstocks, natural gas, denaturant and other items dependent on the operation of the Project shall be adjusted for purposes of this Section 5.1(g) to the extent the actual operation of the Project differs from that assumed in the then applicable Operating Plan and Budget, and to the extent that prices paid for such items differ from those assumed in the then applicable Operating Plan and Budget, (ii) expenditures under any Major Project Documents shall be increased by the amount of any cost adjustments provided in such Major Project Documents, and (iii) Borrower may propose an amendment to the then current Operating Plan and Budget for Subordinated Lender’s approval (which proposal the Subordinated Lender shall consider in good faith) if at any time Borrower cannot reasonably maintain, using its best efforts, the amounts for any Budget Category within the 110% limitations for such year. Borrower will have the right to revise any Operating Plan and Budget from time-to-time with the prior written approval of the Subordinated Lender, which will not be unreasonably withheld or delayed. Once approved by the Subordinated Lender, an Operating Plan and Budget or a revised Operating Plan and Budget will supersede all prior Operating Plans and Budgets and will continue in effect until a subsequent Operating Plan and Budget has been approved by the Subordinated Lender.

(h) Intellectual Property. The Borrower will obtain and maintain in full force and effect all patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how and processes to be used in or necessary for the construction, ownership and operation of the Project and for the current and proposed conduct of its business, and in its use thereof it will obtain all required licenses and consents and not injure or infringe upon the property or rights of any Person.

(i) Taxes. The Borrower will file all Tax returns required by Law in a timely manner (including with applicable extensions) and will pay before the same become delinquent all Taxes imposed upon it or its properties, other than Taxes being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(f).

(j) Records and Inspection Rights. It will keep and maintain, and will cause the Operator to keep and maintain, true, correct and complete records and books of account, in which complete entries will be made in accordance with GAAP and applicable Law, reflecting all financial transactions of the Project, the Borrower and the Operator. It will also keep and maintain true, correct and complete inventories of all Collateral in which it has an interest and records of all transactions relating thereto. All such records, books of account and inventories will be kept and maintained at its principal place of business or at the Site. At any reasonable time and from time to time during normal business hours and upon advance notice, it agrees to permit, and to cause the Operator to permit, the Subordinated Lender, the Engineer and any agent or representative thereof, to examine and make copies of and abstracts from such records, books of account and inventories, to visit the Project and to discuss the affairs, finances and accounts of the Borrower and the Project directly with its auditors and with any of its officers or managers. The Borrower will at all times maintain at the Site or at its principal place of business a complete set of the current and as-built plans and specifications for the Project, which will be available for inspection by the Subordinated Lender, the Engineer and their respective agents and representatives.

(k) Reporting Requirements. The Borrower will furnish to the Subordinated Lender:

(i) copies of the Borrower’s financial statements, reports, certificates, agreements, approvals, documents and any other instruments that it is required to deliver to the Administrative Agent pursuant to the Senior Debt Financing Agreement, even following the termination of the Senior Debt Financing Agreement; and

(ii) such other information respecting the operations or condition (financial or otherwise) of the Panda Parties or the Project or the Collateral as the Subordinated Lender may from time to time reasonably request.

(l) Notice Requirements. Promptly and in any event within three (3) Business Days after the Borrower obtains Knowledge thereof, the Borrower will give the Subordinated Lender written notice of the occurrence of any of the following:

(i) any Default or Event of Default;

(ii) any actual, proposed or threatened (in writing) termination, rescission or amendment of, waiver under or Claim with respect to any Project Document that could reasonably be expected to have a Material Adverse Effect;

(iii)any Loss that could reasonably be expected to reduce by more than ten percent (10%) the Project’s Net Operating Cash for the then-current calendar quarter;

(iv) any Material Adverse Effect or any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(v) any pending or threatened (in writing) Claim, action, attachment, proceeding, suit, litigation, investigation or arbitration involving or affecting any Panda Party, any Project Party or any of their respective properties or assets (including the Project and the other Collateral) by any Person or before any Government Instrumentality that could reasonably be expected to have a Material Adverse Effect;

(vi) any termination, revocation, suspension or modification of any Required Approval or any action or proceeding that could reasonably be expected to result in any of the foregoing;

(vii) the receipt of any management letter or similar communication from the Borrower’s auditors, or the resignation, discharge or change of the Borrower’s auditors;

(viii) any Environmental Claim or any fact, circumstance or condition (including any release or spill of any Hazardous Substance) that could reasonably be expected to form the basis of an Environmental Claim with respect to any Panda Party, any Project Party (in connection with its obligations under the Documents) or the Project or any portion thereof or that could reasonably be expected to have a Material Adverse Effect;

(ix) any pending or threatened (in writing) condemnation or appropriation proceeding affecting the Project or any material portion thereof;

(x) any material dispute involving any Panda Party or any Project Party on the one hand and any Government Instrumentality or Project Party on the other hand (provided, that no notice need be given of a dispute between a Project Party and a Government Instrumentality unless such dispute could reasonably be expected to result in a Material Adverse Effect);

(xi) any event or claim of force majeure under any Project Document;

(xii) any forced outage (such as loss of electrical power for an extended period of time) with respect to the Project; or

(xiii) the Borrower’s or any ERISA Affiliate’s adoption of or participation in any Plan, or intention to adopt or participate in any Plan.

Each notice delivered pursuant to this Section 5.1(l) must include reasonable details concerning the occurrence that is the subject of such notice as well as the Borrower’s proposed course of action, if any. Delivery of a notice pursuant to this Section 5.1(1) will not affect Borrower’s obligations under any other provision of the Financing Documents.

(m) Subordinated Debt Reserve Account. (i) On the date on which the Borrower receives second priority cash, if any, pursuant to Section 3.3(c) of the Disbursement Agreement or Distributable Cash Flow, whichever occurs first, the Borrower shall deposit into the Subordinated Debt Reserve Account an amount equal to the lesser of (x) fifty percent (50%) of such amount received by the Borrower, or (y) the Required Sub-Debt Reserve Amount. (ii) On each Interest Payment Date occurring after the date referred to in clause (i) above, and to the extent the funds deposited into the Subordinated Debt Reserve Account are less than the Required Sub-Debt Reserve Amount, the Borrower shall deposit into the Subordinated Debt Reserve Account any amounts as are necessary such that the funds deposited into the Subordinated Debt Reserve Account are equal to the Required Sub-Debt Reserve Amount; provided, that such deposits shall only be made from Distributable Cash Flow, after taking into account the payment of any Target Amortization Amount in accordance with Section 2.8(a), available on such Interest Payment Date.

(n) Insurance.

(i) The Borrower will maintain, and will use commercially reasonable efforts to cause the EPC Contractor to maintain, all insurance described in Schedule 5.1(n) (the “Required Insurance”) and, on each anniversary of the Closing Date, if there has been any change in coverage, will cause the Insurance Consultant to provide a letter to the Subordinated Lender certifying that the insurance maintained by the Borrower is adequate and consistent with industry standards.

(ii) On each anniversary of the Closing Date, the Borrower will furnish to the Subordinated Lender evidence of insurance, in the form of binders, cover notes or certificates of insurance evidencing all coverages in place and certify (A) that all premiums are paid or current to date and (B) that the Borrower is in compliance with all provisions in this Agreement relating to Required Insurance. The Borrower will provide the Subordinated Lender with copies of all insurance policies and certificates and other information that the Subordinated Lender may reasonably request in writing with respect to the Required Insurance or the providers thereof and, without any requirement of request by the Subordinated Lender, will provide the Subordinated Lender with copies of all replacement policies within 15 days of receipt of such policies by the Borrower.

(o) Litigation. In any action, suit, litigation, investigation, arbitration or other proceeding involving the Borrower or the Project, the Borrower will make all filings and responses in a timely manner, pursue all remedies and appeals, defend its rights and properties with diligence and take all lawful action to avoid a Material Adverse Effect.

The Borrower will promptly pay any valid, final judgment (after all appeal rights have been exhausted) rendered against it or the Project.

(p) Minimum Working Capital. The Borrower will maintain a minimum of ten million Dollars ($10,000,000) in Working Capital (the “Minimum Working Capital”), as calculated quarterly on each Interest Payment Date after the Closing Date and after the application of priority FOURTH and before the application of priority FIFTH in Section 4.2(b) of the Disbursement Agreement.

(q) Commodity Management Plan. The Borrower will comply in all material respects with the Commodity Management Plan.

(r) Completion. Immediately prior to Completion, the Borrower will provide to the Subordinated Lender all such reports, certificates, opinions, Required Approvals, documents and other instruments required to be delivered to the Administrative Agent pursuant to the Senior Debt Financing Agreement, which in each case shall be certified to the Subordinated Lender to the extent such reports, certificates, opinions, Required Approvals, documents and other instruments are required to be certified under the Senior Debt Financing Agreement.

(s) Separateness. The Borrower shall:

(i) act solely in its name and through its duly authorized officers or agents in the conduct of its business;

(ii) conduct its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, all oral and written communications (if any), including letters, invoices, purchase orders, contracts, statements and applications shall made solely in the name of the Borrower, if related to the Borrower);

(iii) provide for the payment of its own operating expenses and liabilities from its own funds; and

(iv) obtain proper authorization from its partners, officers or managers, as required by its Organizational Documents for all partnership actions of Borrower.

Section 5.2 Negative Covenants. The Borrower covenants and agrees that, for so long as there are any Subordinated Debt Obligations outstanding hereunder and until the indefeasible payment in full of the Subordinated Note and all amounts payable by the Borrower and any other Person under the Subordinated Debt Financing Documents, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to Section 7.5:

(a) Business. The Borrower will not make any material change in the nature of its business or engage in any business or activity not contemplated by the Documents.

It will not change its name, its legal address, the address of its principal place of business or chief executive office or the location of its books, records and contracts, or store or maintain Collateral at any location other than the Site and such principal place of business, without the prior written consent of the Subordinated Lender, which will not be unreasonably withheld or delayed. It will not adopt or change any trade name or fictitious business name. It will not form or have any subsidiaries and will not own or hold the capital stock, securities, debt, assets or obligations of, or any interest in, any Person. It will not enter into any partnership, joint venture, royalty agreement or profit-sharing or similar arrangement.

(b) Mergers and Sales of Assets. The Borrower will not merge or consolidate with any Person or liquidate or dissolve. It will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any asset except (i) in the ordinary course of business, (ii) in accordance with the Commodity Management Plan, (iii) in connection with the replacement of such asset with a replacement that is appropriate and complies with all requirements of the Documents or (iv) in an instance in which the proceeds of such sale, assignment, lease or other disposition do not exceed two hundred fifty thousand Dollars ($250,000) in each instance and one percent (1%) of the total Qualified Project Construction Expenses of the Project in the aggregate and, in every instance, such sale, assignment, lease or other disposition has no material impact on the operating cash flow of the Project. The sale of Products by the Borrower will not violate this Section 5.2(b). All proceeds of activities permitted by this Section 5.2(b) will be deposited into the Asset Sales Proceeds Account and disbursed therefrom in accordance with Section 4.7 of the Disbursement Agreement, other than proceeds from the sale of Products or from Commodity Management Plan Arrangements, or otherwise from sales or other dispositions in the ordinary course of business, each of which shall be deposited into the Project Revenues Account.

(c) Contractual Obligations.

(i) The Borrower will not enter into any Contractual Obligation other than the Senior Debt Financing Documents, the Bond Documents, the Project Documents set forth in Schedule 4.1(g), the Permitted Additional Project Documents, the Permitted Supply Contracts, the contracts permitted by the Commodity Management Plan, and any other Contractual Obligations permitted under the Senior Debt Financing Documents. It will not pledge or assign any Contractual Obligation to any Person other than as required by the Senior Debt Financing Documents.

(ii) The Borrower will not amend, suspend, terminate or grant a waiver under any material provision of any Project Document, or take, or fail to take, any action that could reasonably be expected to result in the termination of, or the impairment of any material right of the Borrower or the Subordinated Lender under, any Project Document (other than amendments or waivers (but not suspensions or terminations) of Permitted Additional Project Documents and Permitted Supply Contracts and the contracts pursuant to the Commodity Management Plan Arrangements), except as permitted under the Senior Debt

Financing Documents; provided, that the Borrower will not amend, suspend, terminate or grant a waiver under any material provision of the “Assigned Contracts” under the Security Agreement (Shared Collateral) without the Subordinated Lender’s consent, not to be unreasonably withheld or delayed.

(iii) The Organizational Documents of the Borrower may not be amended or any provision thereof waived, except that the Borrower may change the name or address of its registered agent without the consent of the Subordinated Lender, provided that the Borrower gives the Subordinated Lender two (2) Business Days’ prior written notice of such change.

(iv) The Borrower will not declare Final Acceptance or Completion except as permitted under the Senior Debt Financing Agreement.

(v) The Borrower will promptly deliver to the Subordinated Lender copies of (A) all material Contractual Obligations (including all Additional Project Documents and Permitted Supply Contracts), (B) all amendments, suspensions, terminations and waivers of any material Contractual Obligation and (C) all change orders approved or entered into after the Closing Date.

(d) Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable for (including liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) the indebtedness or obligation of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(e) Investments. The Borrower will not make any loan or advance to any Person other than accounts receivable incurred in commercially reasonable amounts in the normal course of the Borrower’s business. Except for Permitted Investments made in compliance with the Disbursement Agreement, and Commodity Management Plan Arrangements made in compliance with the Commodity Management Plan, the Borrower will not purchase or otherwise acquire the capital stock, securities, debt or obligations of, or any interest in, any Person.

(f) Liens. The Borrower will not, and will not permit any other Person to, create, incur, assume or suffer to exist, any Lien upon or with respect to any of the Collateral or any of the other property of the Borrower, now owned or hereafter acquired, or assign or otherwise convey, or permit any Person to assign or otherwise convey, any right to receive income or revenues from or of the Project, except that the foregoing restrictions will not apply to the following (collectively, “Permitted Liens”):

(i) Liens required or permitted pursuant to the Subordinated Debt Financing Documents; and

(ii) Liens required or permitted pursuant to the Senior Debt Financing Documents.

(g) Indebtedness. The Borrower will not, without Subordinated Lender’s written consent, which will not be unreasonably withheld, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness pursuant to the Subordinated Debt Financing Documents;

(ii) Indebtedness under the Senior Debt Financing Documents;

(iii) Indebtedness not to exceed, in the aggregate, two hundred thousand Dollars ($200,000) at any one time outstanding, except as permitted under Section 5.2(q);

(iv) Commodity Management Plan Arrangements pursuant to the Commodity Management Plan;

(v) Indebtedness pursuant to the Interest Rate Hedge Agreement;

(vi) accounts payable incurred in commercially reasonable amounts in the normal course of Borrower’s business; and

(vii) Indebtedness incurred as a result of the refinancing of the Indebtedness of the Borrower under the Senior Debt Financing Documents alone or with the Subordinated Loan; provided that (A) as a result of the incurrence of such Indebtedness (1) the new sum of deduction amounts set forth in Royalty Cash Flow clauses (b)(ii), (iii) and (iv) never exceeds those same deduction amounts as originally projected in the Closing Pro Forma, and (2) the payments of principal, interest and fees under such Indebtedness shall not be greater than those set forth in the Senior Debt Financing Documents, in each case on a quarter-by-quarter basis during the remaining life of the royalty obligation set forth in Section 2.5(b); and (B) such Indebtedness shall not provide for amore restrictive calculation and determination of Distributable Cash Flow then set forth in the Disbursement Agreement, as of the Closing Date (“Permitted Refinancing Indebtedness”).

(h) Lease Obligations. The Borrower will not create or suffer to exist any obligation for the payment of rent for any property under leases or agreements to lease having a term of three years or more, other than the Project Documents.

(i) Restricted Payments. The Borrower will not make, declare or pay any Restricted Payment, unless each of the conditions set forth below has been satisfied:

(i) such Restricted Payment is made on an Interest Payment Date;

(ii)such Restricted Payment is not made earlier than the date that is the last to occur of (A) the Completion Date, (B) the First Repayment Date, or (C) the Gasifier Integrated Completion Date;

(iii) the Project has satisfied the Gasifier Reliability Test;

(iv) no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(v) the Debt Service Coverage Ratio as of such Interest Payment Date is not less than 1.25 to 1.0;

(vi) the Subordinated Debt Reserve Account has been funded in accordance with this Agreement;

(vii) the Borrower’s Working Capital is equal to or greater than the Working Capital Required Amount;

(viii) no Major Project Party is the subject of a Bankruptcy Event; and

(ix) the Subordinated Lender has received a Restricted Payment Certificate, duly executed by Borrower, confirming that each of the conditions set forth in clauses (i) through (viii) of this Section 5.2(i) have been satisfied, and setting forth a detailed calculation of the Debt Service Coverage Ratio.

(j) Changes in Control. The Borrower will not effect or permit any Change in Control of the Borrower.

(k) Transactions with Affiliates and Third Parties. The Borrower will not directly or indirectly conduct any business or enter into any transaction with any Borrower Partner or Affiliate of Borrower (other than the Operation and Maintenance Agreement and the Services Agreement) unless the details of such business or transaction have been fully disclosed to the Subordinated Lender and such business or transaction has been approved in accordance with the Senior Debt Financing Agreement; provided, that the Borrower shall obtain the Subordinated Lender’s prior written consent if entering into such business or transaction could reasonably be expected to have a Material Adverse Effect on the Subordinated Lender. The Borrower will not enter into any transaction with any Person other than in the ordinary course of business and on an arm’s-length basis and will not enter into any sole or exclusive business relationships except pursuant to the Project Documents.

(1) Environmental Compliance.

(i) The Borrower will not, and will not knowingly permit any other Person to, use, generate, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Substance on, under or from the Projector the Site in material violation of any Environmental Law or in a manner that could reasonably be expected to lead to any material Environmental Claim or pose a material risk to human health, safety or the environment. The Borrower will comply, and will cause all other Persons occupying, using or present at the Project or the Site to comply, with all Environmental Laws in all material respects.

(ii) The Borrower will promptly take all actions and pay or arrange to pay all costs necessary for it and the Project to comply with all Environmental Laws and all Required Approvals, including actions to remove and dispose of all Hazardous Substances and to clean-up the Project, the Site and any other property to the extent affected by the Project or the activities of the Borrower, the Project Parties or their respective agents or for which the Borrower is otherwise responsible.

(iii) From time to time, at any reasonable time and frequency, the Subordinated Lender may cause an environmental audit of the Project or the Site or the location of any Collateral to be conducted to confirm Borrower’s compliance with this Section 5.2(1); provided, that such audit shall not unreasonably interfere with the operation of the Project; provided, further, that the Subordinated Lender shall use its reasonable efforts to coordinate with the Administrative Agent such that any environmental audits performed hereunder and those under the Senior Debt Financing Agreement occur at the same time. The Borrower agrees to cooperate fully with the Subordinated Lender and its agents in connection with each such audit. The cost of such audits shall be paid for by the Borrower unless such audit shall have concluded that the Borrower is in compliance with this Section 5.2(1). If any environmental audit is performed at the Subordinated Lender’s request and not in coordination with the Administrative Agent and the Borrower is required to pay for the cost of such audit, such costs shall be payable by the Borrower only to the extent that there is Distributable Cash Flow available on the date on which such costs are due. If on such date there is insufficient Distributable Cash Flow available to pay such costs, the unpaid amount shall not accrue interest and shall be due and payable on the next payment date(s) on which Distributable Cash Flow is available.

(m) ERISA. None of the Borrower or any ERISA Affiliate will adopt, maintain, sponsor, participate in or incur any liability or obligation under or to any Plan or incur any obligation to provide post-retirement benefits to any Person.

(n) Use of Proceeds. The Borrower will use the proceeds of the Subordinated Loan only for the purposes described in Section 2.6 and in accordance with the requirements and conditions of the Subordinated Debt Financing Documents. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System) and the proceeds of the Subordinated Loan will not be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. The proceeds of the Subordinated Loan will not be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(o) Bank Accounts. The Borrower will not maintain any account or deposit with any bank or other depository institution other than (i) the Subordinated Debt Reserve Account, (ii) the accounts created under the Disbursement Agreement, (iii) the deposit account with the Local Bank (provided, that such deposit accounts shall not have deposits, in the aggregate, in excess of $50,000 at any time), (iv) the Trading Account, (v) the Operating Account, and (vi) such other accounts permitted under the Senior Debt Financing Agreement. It will not, and will not permit Borrower Partners or any Affiliate to, deposit funds into any account other than the accounts described in the preceding sentence.

(p) Auditors. The Borrower will not discharge or change its auditors or change its fiscal year.

(q) Senior Debt Amendment Restriction. Notwithstanding any covenant or agreement that the Borrower or any Panda Party may have with the Administrative Agent, the Collateral Agent, the lenders under the Senior Debt Financing Agreement, or any other Person to the contrary, the Borrower agrees that it shall not, by way of amendment, modification, waiver or supplement to the Senior Debt Financing Agreement or the other Senior Debt Financing Documents, agree with the lenders, the Administrative Agent, the Collateral Agent, the Disbursement Agent, the LC Fronting Bank or the Lead Arranger under the Senior Debt Financing Documents to take any of the following actions, unless consented to by the Subordinated Lender

(i) Increase the rates of interest or the fees, indemnities and other amounts payable by the Borrower pursuant to the Senior Debt Financing Documents in respect of the loans granted therein (the “Senior Loans”);

(ii) Advance the scheduled maturity date(s) or the scheduled payments or amortization of any of the Senior Loans; provided, that this clause (ii) shall not affect the rights of any holder of such Senior Loans to waive any notice requirement in respect of a prepayment of such Senior Loans;

(iii) Increase the Aggregate Tranche A Term Loan Commitment, the Aggregate Tranche B Term Loan Commitment, the Aggregate Working Capital Loan Commitment or the Aggregate LC Commitment (as each such terms are defined in the Senior Debt Financing Agreement);

(iv) Increase the aggregate principal amount of Indebtedness the Borrower is permitted to incur, other than as contemplated by the Senior Debt Financing Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect on the Subordinated Lender;

(v) Modify, amend or change the definition of “Restricted Payments” in the Senior Debt Financing Agreement, or modify, amend or change the provisions of Section 5.2(i) of the Senior Debt Financing Agreement, in each case in a manner that could reasonably be expected to have a Material Adverse Effect on the Subordinated Lender;

(vi) Modify, amend or change the terms of priority of payment set forth in the Disbursement Agreement in a manner that could reasonably be expected to have a Material Adverse Effect on the Subordinated Lender; or

(vii) Permit the release or termination of the security afforded by the Subordinated DSRA Collateral.

(r) Bond Closing. The execution, delivery and performance by Borrower of the Bond documents on the Bond Issuance Date (as that term is defined in the Senior Debt Financing Agreement) will not be deemed to violate any provision of the Subordinated Debt Financing Documents or require the consent of the Subordinated Lender.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. (a) Each of the following constitutes an “Event of Default” under this Agreement:

(i) The Borrower fails to pay (A) on any Interest Payment Date that occurs after the date on which Completion has occurred, any amounts of interest then due and owing on the Subordinated Loan, or (B) on the Subordinated Debt Maturity Date, the remaining principal amount of the Subordinated Loan, or (C) any amount payable under Sections 2.5(a), (b), or (c) or Section 2.8 of this Agreement is not paid when due (taking into account the provision in Sections 2.5(b) and (c) and Section 2.8 that the amounts referenced therein are due only when Distributable Cash Flow is available to the Borrower to pay all or a portion of any such amounts).

(ii) The Borrower fails to pay on any date when due, any fees, expenses or other amounts payable under any Subordinated Debt Financing Documents (other than the amounts described in paragraph (i) above) and such failure continues for two (2) Business Days after such fee, expense or other amount is due; provided, that in each such case, such failure to pay shall constitute an Event of Default only if, after the payment and application of any amounts pursuant to the Senior Debt Financing Documents, Distributable Cash Flow is available to the Borrower to pay such amounts.

(iii) Any representation or warranty made by the Borrower, any Panda Party or any Project Party (or any of their respective officers or representatives) in this Agreement or any other Subordinated Debt Financing Document or in any certificate, financial statement or other document furnished pursuant to or in connection with any Subordinated Debt Financing Document proves to have been incorrect or misleading in any material respect at the time it was made, deemed to have been made, or confirmed.

(iv)The Borrower fails to observe the covenants set forth in Section 5.1(a), (d), (1), (n), (r), (s) or (t), Section 5.2, or any covenant in the Disbursement Agreement.

(v) The Borrower fails to observe the covenant set forth in Section 5.1(k) and such failure remains unremedied for three (3) Business Days after the occurrence thereof.

(vi) Any of the Panda Parties fails to perform or observe any term, covenant or agreement contained in any Document (other than any term, covenant or agreement that is the basis of another Event of Default) to be performed or observed by it and such failure remains unremedied for thirty (30) days after the occurrence thereof; provided, that, if (A) such failure is susceptible of cure, (B) the Borrower has diligently used no less than commercially reasonable efforts to attempt to cure such default throughout the initial 30-day grace period but such default has not been cured at the expiration of the initial 30-day grace period, (C) such default is likely to be cured during the thirty (30) days following the expiration of the initial 30-day grace period, and (D) the existence of such breach has not resulted in, and could not after considering the nature of the cure be reasonably expected to give rise to, a termination by the counterparty (in the case of a Major Project Document which is the subject of the breach) or to otherwise have a Material Adverse Effect, then Subordinated Lender will grant one additional 30-day grace period within which to cure such default upon the receipt of an officer’s certificate to the effect of clauses (A), (B), (C) and (D) above and stating what action the Borrower is taking to cure such breach. If such default has not been cured after the two thirty-day periods, then, in accordance with the Senior Debt Financing Agreement, one additional 30-day grace period will be granted within which the Borrower must cure the default.

(vii) An “Event of Default” (as defined in the Bond Documents) has occurred under the Bond Documents or a mandatory redemption of the Bonds has occurred.

(viii) Any Project Party fails to perform or observe any term, covenant or agreement contained in any Bond Document or any Subordinated Debt Financing Document (other than any term, covenant or agreement that is the basis of another Event of Default) or Project Document to be performed or observed by it, such failure is not remedied within any applicable grace period and such failure could reasonably be expected to have a Material Adverse Effect.

(ix) The Security Documents for any reason cease to create perfected, valid and enforceable first or second priority Liens or security interests (as required by the applicable Security Document), as the case may be, on the Collateral, or the Borrower or either Borrower Partner so states in writing.

(x) Any provision of any Subordinated Debt Financing Document (A) is terminated, repudiated or declared to be invalid by any party thereto or by any Government Instrumentality or (B) for any reason ceases to be valid and binding and of full force and effect and, in either case, could reasonably be expected to have a Material Adverse Effect.

(xi) The Borrower fails to pay any Indebtedness (excluding Indebtedness incurred pursuant to the Senior Debt Financing Agreement, unless such Indebtedness has been accelerated pursuant to the Senior Debt Financing Agreement) in excess of two hundred fifty thousand Dollars ($250,000) (other than Indebtedness evidenced by the Subordinated Note or arising under the Subordinated Debt Financing Documents or Bond Documents) when due (taking into account any applicable grace periods), or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or permit the acceleration of the maturity of such Indebtedness or to permit the holders of such Indebtedness to exercise any remedy against the Borrower or any of its properties whether or not such default or event is waived by the holders or trustees for such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(xii) A final judgment not subject to appeal or order for the payment of money in excess of two hundred fifty thousand Dollars ($250,000) is rendered against the Borrower (other than (A) a judgment which is fully covered by insurance, or (B) a judgment, the execution of which is effectively stayed within fifteen (15) days after its entry but only for fifteen (15) days after the date on which such stay is terminated or expires).

(xiii) A Bankruptcy Event occurs with respect to a Panda Party or any Project Party and, in the case of a Project Party (other than the Operator and, during construction of the Project, the EPC Contractor), such event could reasonably be expected to have a Material Adverse Effect; provided that, except with regard to a Bankruptcy Event of any Panda Party, the Ethanol Marketer or the EPC Contractor, a Bankruptcy Event shall not result in a Event of Default under this Section 6.1 if Borrower obtains a Replacement Obligor for the affected Project Party within ninety (90) days of such Bankruptcy Event and, as determined in accordance with the Senior Debt Financing Agreement, such event has not had, does not have prior to and could not reasonably be expected to have after so obtaining such Replacement Obligor, a Material Adverse Effect.

(xiv)(A) Any Law is enacted, (B) any change in Law or any change in the interpretation or administration of any Law (having the force of Law) occurs, or (C) any other event or circumstance occurs, in each case that has or could reasonably be expected to have a Material Adverse Effect.

(xv) A Major Loss occurs.

(xvi)Any Government Instrumentality or any Person acting or purporting to act under the authority of any Government Instrumentality initiates any condemnation action for all or any substantial part of the Site or the Project, or takes any action that is reasonably likely to lead to the displacement or curtailment of the authority of the management of Borrower and in each case such action could reasonably be expected to have a Material Adverse Effect.

(xvii) Completion has not occurred by June 13, 2008.

(xviii) An Event of Abandonment or a discontinuance of operations, as described in Section 3.08 of the Installment Sale Agreement shall have occurred.

(b) [RESERVED.]

Section 6.2 Remedies. Upon the occurrence of an Event of Default, and subject to the terms of the Intercreditor Agreement, the Subordinated Loan and all interest thereon and all other amounts payable under the Subordinated Debt Financing Documents will become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.3 Right to Complete. Subject, in each case, to the provisions of the Intercreditor Agreement:

(a) Upon the occurrence and during the continuance of an Event of Default, the Subordinated Lender, in addition to any other remedy that they may have under the Subordinated Debt Financing Documents or by Law, will have the right (but not the obligation) in its sole and absolute discretion:

(i) to enter the Site, the Project and other property owned or leased by the Borrower and complete the construction of the Project at the risk, cost and expense of the Borrower;

(ii) at any and all times to discontinue any work commenced by the Borrower in respect of the Project or to change any course of action undertaken by the Borrower; and

(iii) to take over and use all or any part of the labor, materials, supplies and equipment contracted for by or on behalf of the Borrower, whether or not previously incorporated into the Project.

The Subordinated Lender may exercise the rights described in this Section 6.3 from time to time and at any time after the occurrence and during the continuance of an Event of Default, subject only to the terms of the Intercreditor Agreement. In no event will the actions of the Subordinated Lender constitute the Subordinated Lender a mortgagee-in possession, and the Borrower hereby indemnifies the Subordinated Lender from and against any and all costs and liabilities resulting from any such characterization or from their actions or omissions to act pursuant to this Section 6.3; provided, that the Borrower has no obligation to indemnify the Subordinated Lender for costs and liabilities resulting from the gross negligence or willful misconduct of the Subordinated Lender.

(b) In connection with any construction of the Project undertaken by the Subordinated Lender pursuant to this Section 6.3, the Subordinated Lender may:

(i) engage builders, contractors, architects, engineers, security services and others for the purpose of furnishing labor, material, equipment and security in connection with any construction of the Project;

(ii) pay, settle or compromise, or cause to be paid, settled or compromised, all claims or bills that may become Liens against the Borrower’s interest in the Site or the Project, or that have been or may be incurred in any manner in connection with the construction of the Project or for the discharge of Liens or defects in the title of the Borrower’s interest in the Site or the Project; and

(iii) take such other action or refrain from acting under this Agreement as the Subordinated Lender may in their sole and absolute discretion from time to time determine.

(c) The Borrower will be liable to the Subordinated Lender for all sums paid or incurred for the construction of the Project and all payments made or liabilities incurred by the Subordinated Lender under this Section 6.3 of any kind whatsoever (other than liabilities incurred due to the gross negligence or willful misconduct of the Subordinated Lender) will be paid by the Borrower to the Subordinated Lender upon demand with interest to the date of payment to the Subordinated Lender at the Default Rate.

(d) For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section 6.3, the Borrower irrevocably constitutes and appoints the Subordinated Lender, with full power of substitution, as its true and lawful attorney-in-fact, in its name and on its behalf, and at its expense, at any time after the occurrence and during the continuance of an Event of Default, to execute, acknowledge and deliver any document and instrument and to do and perform any act such as those referred to in this Section 6.3, without notice to or the consent of the Borrower. This power of attorney is coupled with an interest and is not revocable.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Counterparts. Each of the Subordinated Debt Financing Documents may be executed in any number of counterparts and by the different parties thereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

Section 7.2 Integration. The Subordinated Debt Financing Documents contain the complete agreement among the Borrower and the Subordinated Lender with respect to the matters contained therein and supersede all prior commitments, agreements and understandings, whether written or oral, with respect to the matters contained therein.

Section 7.3 Severability. Any provision of any Subordinated Debt Financing Document that is invalid or prohibited in any jurisdiction will, as to such jurisdiction, be ineffective and severable from the rest of such Subordinated Debt Financing Document to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of such Subordinated Debt Financing Document or of any other Subordinated Debt Financing Document, or of such provision in other jurisdictions. The parties agree to replace any provision that is ineffective by operation of this Section 7.3 with an effective provision which as closely as possible corresponds to the spirit and purpose of such ineffective provision and the affected Subordinated Debt Financing Document as a whole.

Section 7.4 Further Assurances. At any time and from time to time upon the request of the Subordinated Lender, the Borrower will execute and deliver such further documents and instruments and do such other acts as the Subordinated Lender may reasonably request in order to effect fully the purposes of the Subordinated Debt Financing Documents, to create, perfect, maintain and preserve First-Priority Liens and second-priority Liens, as the case may be, on the Collateral in favor of the Subordinated Lender (or in favor of the Collateral Agent in the case of Shared Collateral) and to provide for the payment of the Subordinated Loan and the other Subordinated Debt Obligations of the Borrower in accordance with the terms of the Subordinated Debt Financing Documents.

Section 7.5 Amendments and Waivers. (a) No amendment or waiver of any provision of any Subordinated Debt Financing Document, or consent to any departure by the Borrower therefrom, will be effective unless it is in writing and signed by the Subordinated Lender.

(b) Except with respect to the Shared Collateral and the Subordinated Debt Reserve Account and subject to the terms of the Intercreditor Agreement, if any amendment of, or waiver to, any provision of any Senior Debt Financing Document is approved by the parties thereto in accordance with the terms therein, it shall be deemed that the parties hereto have approved to amend or waive, such provision as it relates to the Subordinated Debt Financing Documents.

Section 7.6 No Waiver; Remedies Cumulative. The waiver of any right, breach or default under any Subordinated Debt Financing Document by the Subordinated Lender must be made specifically and in writing. No failure on the part of the Subordinated Lender to exercise, and no forbearance or delay in exercising, any right under any Subordinated Debt Financing Document will operate as a waiver thereof, no single or partial exercise of any right under any Subordinated Debt Financing Document will preclude any other or further exercise thereof or the exercise of any other right, and no waiver of any breach of or default under any provision of any Subordinated Debt Financing Document will constitute or be construed as a waiver of any subsequent breach of or default under that or any other provision of any Subordinated Debt Financing Document. No notice to or demand upon the Borrower will entitle the Borrower to any further, subsequent or other notice or demand in similar or any other circumstances. Each of the rights and remedies of the Subordinated Lender under the Subordinated Debt Financing Documents is cumulative and not exclusive of any other right or remedy provided or existing by agreement or under Law.

Section 7.7 Successors and Assigns.

(a) Each Subordinated Debt Financing Document will be binding upon and inure to the benefit of the parties thereto and all future holders of the Subordinated Note and their respective successors and permitted assigns.

(b) The Borrower has no right to assign its rights or interests, or delegate its duties or obligations, under any Subordinated Debt Financing Document without the prior written consent of the Subordinated Lender.

(c) The Subordinated Lender may assign or otherwise transfer any of its rights or obligations hereunder only to the extent permitted by the Intercreditor Agreement.

Section 7.8 No Agency. The Borrower is not the agent or representative of the Subordinated Lender and is not authorized to act on behalf of or bind the Subordinated Lender in any way.

Section 7.9 No Third-Party Beneficiaries. Except as otherwise expressly stated therein, each Subordinated Debt Financing Document is intended to be solely for the benefit of the parties thereto and their respective successors and permitted assigns and is not intended to and does not confer any right or benefit on any third party.

Section 7.10 Non-Recourse. The Subordinated Loan is the obligation solely of the Borrower, and the Subordinated Lender will have access only to the Collateral for repayment.

Section 7.11 Costs, Expenses and Taxes. Only to the extent that there is Distributable Cash Flow available on the date on which any payments are due (except for costs and expenses due and payable on the Closing Date), the Borrower agrees to pay to the Subordinated Lender on demand all reasonable, documented costs, expenses and Reimbursable Taxes incurred or arising in connection with the preparation, documentation, negotiation, execution, delivery, funding, administration or enforcement of the Subordinated Debt Financing Documents or the transactions contemplated thereby or effected pursuant thereto. Such costs, expenses and Reimbursable Taxes will include (a) all reasonable fees of, and expenses incurred by the Subordinated Lender’s Counsel, the Subordinated Lender and all other advisers and consultants engaged by the Subordinated Lender or any of its agents pursuant to the Subordinated Debt Financing Documents, (b) all Taxes and all filing and recordation fees and expenses payable in order to create, attach, perfect, continue and enforce the Liens of the Security Documents, and the cost of the Title Policies and all endorsements thereto, (c) all fees, costs, expenses, Taxes and insurance premiums incurred in connection the protection, maintenance, preservation, collection, liquidation or sale of, or foreclosure or realization upon, any Collateral, and (d) all reasonable attorneys’ fees and expenses and other costs incurred in connection with (i) complying with any subpoena or similar legal process relating in any way to the Project, any Document, any Panda Party or any Project Party, (ii) determining the rights and responsibilities of the Subordinated Lender or any of its agents under the Subordinated Debt Financing Documents when questioned or otherwise requiring clarification as a result of any action or inaction by any Panda Party or any Project Party, (iii) any enforcement, amendment or restructuring of, or waiver or consent requested by any Panda Party or any Project Party under, any Subordinated Debt Financing Document, (iv) foreclosure or realization upon any Collateral or (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or similar proceeding or any appellate proceeding involving the Project, any Panda Party or any Project Party. The Borrower agrees to make the payments required under this Section 7.11 regardless of whether the Closing Date occurs and hereby indemnifies the Subordinated Lender for all liabilities resulting from any failure or delay in making any payment required under this Section 7.11. The Borrower’s obligations under this Section 7.11 constitute Subordinated Debt Obligations secured by the Security Document Liens. The Subordinated Lender will provide to the Borrower copies of all invoices, receipts and other documentation relating to any amount payable pursuant to this Section 7.11 reasonably requested by the Borrower. If on any date on which such payment is due there is insufficient Distributable Cash Flow to make such payments, the unpaid amount shall not accrue interest and shall be due and payable on the next payment date(s) on which Distributable Cash Flow is available.

Section 7.12 Indemnity. Only to the extent that there is Distributable Cash Flow available on the date on which any payments are due, the Borrower hereby indemnifies the Subordinated Lender and its Affiliates from and against any and all Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against anyone or more of them by any Person (other than the Borrower) in any way relating to or arising out of (a) the Project, (b) any Document, (c) any action taken or omitted by any of them pursuant to any Financing Document, (d) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Documents, (e) any claim based on any misstatement or inaccuracy in or omission from any disclosure provided by the Borrower or its representatives in connection with the Subordinated Loan, (f) the actual or alleged presence, release or discharge of any Hazardous Substance on, from or under the Project or the existence, use, generation, manufacture, handling, processing, discharge, emission, storage, release, transportation, removal, disposal or clean-up thereof of any Hazardous Substance on or at the Project or by the Borrower, any Project Party (in connection with such Project Party’s obligations under the Project Documents) or any of their Affiliates or (g) any Environmental Claim asserted against or relating to the Project, the Borrower, any Project Party (in connection with such Project Party’s obligations under the Project Documents) or any of their Affiliates or any actual or alleged violation of any Environmental Law by any of such Persons; provided, that the Borrower will not be liable to any Person for any portion of such Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct as finally determined by a Government Instrumentality of competent jurisdiction or occurring subsequent to foreclosure on the Collateral in full satisfaction of the Subordinated Debt Obligations or delivery by the Borrower of a deed in lieu of foreclosure with respect to the Collateral in full satisfaction of the Subordinated Debt

Obligations; and provided, further, that the Borrower shall not be obligated to pay the fees of more than one lead legal counsel and one local counsel for the Indemnitees, unless (and to the extent) conflicts of interest require the use of additional legal counsel. Payment by an indemnified party will not be a condition precedent to the obligations of the Borrower under this indemnity. This Section 7.12 will survive the Closing Date, the making and repayment of all Subordinated Debt Obligations under the Subordinated Debt Financing Documents and any transfer or assignment of the Subordinated Note but will expire two (2) years after the indefeasible payment in full of the Subordinated Loan and all other Subordinated Debt Obligations due and payable under the Subordinated Debt Financing Documents.

Section 7.13 Right of Set-off. Upon the occurrence and during the continuance of an Event of Default, the Subordinated Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand) at any time held and other indebtedness at any time owing by the Subordinated Lender (at any of its offices, branches or agencies, wherever located) to or for the credit or the account of the Borrower against any and all of the Subordinated Debt Obligations, irrespective of whether or not the Subordinated Lender has made any demand under the Subordinated Note or any other Subordinated Debt Financing Document, and although such obligations may be continuing or unmatured. The Subordinated Lender agrees to notify the Borrower promptly after any such set-off and application; provided, that the failure to give such notice will not affect the validity of such set-off and application. The rights of the Subordinated Lender under this Section 7.13 are in addition to all other rights and remedies (including other rights of set-off) the Subordinated Lender may have.

Section 7.14 Governing Law. EACH SUBORDINATED DEBT FINANCING DOCUMENT, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR STATUTE THERETO).

Section 7.15 Waiver of Presentment Demand Protest and Notice. Except as specifically stated herein or therein, the Borrower irrevocably waives presentment, demand, protest and notice of any kind in connection with any Subordinated Debt Financing Document or any Collateral.

Section 7.16 Waiver of Jury Trial. THE BORROWER AND THE SUBORDINATED LENDER WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY SUBORDINATED DEBT FINANCING DOCUMENT, ANY TRANSACTION CONTEMPLATED THEREBY OR EFFECTED PURSUANT THERETO, ANY DEALINGS OR COURSE OF DEALING AMONG THEM RELATING IN ANY WAY TO THE SUBJECT MATTER OF THE SUBORDINATED DEBT FINANCING DOCUMENTS OR ANY STATEMENTS OR ACTIONS OF ANY OF THEM OR THEIR AFFILIATES. Each of the parties acknowledges and agrees that this waiver is a material inducement to enter into the business relationship contemplated by the Subordinated Debt Financing Documents and that each has relied on this waiver in entering into the Subordinated Debt Financing Documents to which it is a party and will continue to rely on this waiver in its future dealings with the other parties. The scope of this waiver is intended to be all-encompassing, and this waiver will apply to all Claims, of any nature whatsoever, whether deriving from contract, arising by Law, based on tort or otherwise. THE BORROWER AND THE SUBORDINATED LENDER HAVE MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND THIS WAIVER WILL BE IRREVOCABLE. THIS WAIVER WILL ALSO APPLY TO ALL AMENDMENTS, SUPPLEMENTS, RESTATEMENTS, EXTENSIONS AND MODIFICATIONS OF ANY FINANCING DOCUMENT AS WELL AS TO ANY SUBORDINATED FINANCING DOCUMENT ENTERED INTO AFTER THE CLOSING DATE. In the event of litigation, the relevant portions of this Agreement may be filed as a written consent to a trial by the court.

Section 7.17 Consent to Jurisdiction. Each of the Borrower and the Subordinated Lender hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or United States federal court sitting in the Borough of Manhattan over any action or proceeding arising out of or relating to any Claim, and hereby irrevocably agrees that all Claims in respect of such action or proceeding may be heard and determined in such New York state or United States federal court. Each of the Borrower and the Subordinated Lender irrevocably waives any objection that it may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such New York state or United States federal court has been brought in an inconvenient forum. The Borrower hereby irrevocably appoints the Process Agent as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower at the address of the Process Agent and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. In addition and as an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address set forth on the signature pages to this Agreement. The Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 7.17 will affect the right of the Subordinated Lender to serve legal process in any other manner permitted by Law or affect the right of the Subordinated Lender to bring any action or proceeding arising out of or relating to the Documents against the Borrower or its property in the courts of any other applicable jurisdiction. If for any reason the Process Agent ceases to be available to act as Process Agent, the Borrower agrees immediately to appoint a replacement Process Agent satisfactory to the Subordinated Lender.

Section 7.18 Confidentiality. The Borrower and the Subordinated Lender agree to use reasonable efforts to keep confidential the Documents and each document and all non-public information delivered to them by another party to this Agreement and marked “confidential.” Notwithstanding the foregoing, each party will be permitted to disclose confidential documents and information (a) to another party, (b) to its Affiliates, advisers and consultants, (c) to prospective participants or prospective purchasers or transferees of interests in the Subordinated Note and their respective affiliates, advisers and consultants, (d) to current or prospective owners or investors of the Subordinated Lender, (e) to any Government Instrumentality having jurisdiction over such party, (f) in response to any subpoena or other legal process or to comply with Law, (g) to the extent reasonably required in connection with any litigation to which such party is a party, (h) to the extent reasonably required in connection with the exercise of its rights or remedies under any Subordinated Debt Financing Document, or (i) to the extent such documents or information already have been publicly disclosed by another Person having a right of disclosure. Each prospective participant, purchaser and transferee and each adviser and consultant to which confidential documents or information is disclosed and who is not bound to confidentiality under applicable legal or ethical canons will be required to execute a confidentiality agreement containing the provisions of this Section 7.18.

Section 7.19 Notices. All notices, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party under the terms of any Subordinated Debt Financing Document (a) must be in writing, (b) must be personally delivered, transmitted by a recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth on the signature pages to this Agreement. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three (3) days after delivery to the courier if transmitted by courier, or the date of transmission during normal business hours with confirmation if transmitted by facsimile, whichever occurs first. Any party may change its address or facsimile number for purposes hereof by notice to all other parties.

Section 7.20 Legal Representation of the Parties. This Agreement and the other Subordinated Debt Financing Documents were negotiated by the parties with the benefits of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any Subordinated Debt Financing Document to be construed or interpreted against any party will not apply to any construction or interpretation hereof or thereof.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Subordinated Debt Financing Agreement to be signed on the date first above written.

PANDA HEREFORD ETHANOL, L.P.

By:	PHE I, LLC, its sole general partner

By:	/s/ ROBERT K. SIMMONS
Name:	Robert K. Simmons
Title:	Senior Vice President

Address:	4 100 Spring Valley Road
Suite 1001
Dallas, TX 75244
Attention:	General Counsel
Facsimile No (972) 455-3890

***** as the Subordinated Lender

By:	*****
Name:	*****
Title:	*****

Address:	*****
Attention:	*****
*****
Facsimile No. *****

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY PANDA ETHANOL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Subordinated Debt Financing Agreement to be signed on the date first above written.

PANDA HEREFORD ETHANOL, L.P.

By:	PHE 1, LLC, its sole general partner

By:	/s/ ROBERT K. SIMMONS
Name:	Robert K. Simmons
Title:	Senior Vice President

Address:	4 100 Spring Valley Road
Suite 1001
Dallas, TX 75244
Attention:	General Counsel
Facsimile No: (972) 455-3890

***** as the Subordinated Lender

By:	*****
Name:	*****
Title:	*****

Address:	*****
Attention:	*****
*****
Facsimile No.: *****

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY PANDA ETHANOL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.